Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Marilynn Meek

Financial Relations Board

212-827-3773

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER 2018 RESULTS

NXRT Boosts Quarterly Dividend, Same Store NOI and Core FFO Guidance;

Acquires $131 million of Properties in Nashville and Dallas

Dallas, TX, October 30, 2018 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2018.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(5.2)M, $5.9M, $8.9M and $10.3M, respectively, attributable to common stockholders for the quarter ended September 30, 2018, compared to Net Income, FFO, Core FFO, and AFFO of $53.9M, $6.8M, $7.5M and $8.7M, respectively, attributable to common stockholders for the quarter ended September 30, 2017.

•

For the three months ended September 30, 2018, Q3 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 4.1%, 4.7% and 8.3%, respectively, and occupancy decreased 0.2% over the prior year period.

•

For the three months ended September 30, 2018, Q3 Same Store properties expenses increased 0.7% over the prior year period, primarily due to increases in property taxes of 3.9%, partially offset by decreases in property operating expenses of 1.9%.

•	During the third quarter, NXRT acquired two properties in Nashville (Cedar Pointe and Brandywine I & II) and one in Dallas (Crestmont Reserve) for a combined purchase price of approximately $131.0M.

•

During the third quarter, NXRT refinanced six mortgage loans, reducing the borrowing rates on each of the loans. These refinances, along with the refinanced mortgage loan in Q2, reduced spreads by a weighted average 54 basis points.

•

On September 26, 2018, NXRT repaid the $30.0 million outstanding under the $30 Million Credit Facility and amended the loan agreement, extending the maturity date to September 26, 2020 and increasing the loan commitment to $60.0 million (the “$60 Million Credit Facility”). NXRT immediately drew $50.0 million to fund a portion of the purchase price of Brandywine I & II and Crestmont Reserve.

•

On September 26, 2018, NXRT entered into a $30.0 million bridge facility (the “$30 Million Bridge Facility”) with KeyBank and immediately drew $30.0 million to fund a portion of the purchase price of Brandywine I & II and Crestmont Reserve.

•	The weighted average effective monthly rent per unit across all 35 properties held as of September 30, 2018 (the “Portfolio”), consisting of 12,555 units, was $979, while physical occupancy was 93.8%.

•	NXRT paid a third quarter dividend of $0.25 per share of common stock on September 28, 2018.

•

On October 29, 2018, our board of directors increased our quarterly dividend 10.0%, or by $0.025 per share, declaring a quarterly dividend of $0.275 per share, payable on December 31, 2018 to stockholders of record on December 17, 2018. The increase in our quarterly dividend to $0.275 per share is the third time we’ve increased our quarterly dividend, and results in a cumulative 33.5% increase in the dividend since becoming a public company on April 1, 2015.

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•

During the third quarter, for the properties in our Portfolio, we completed 439 full and partial upgrades and leased 330 upgraded units, achieving $110 average monthly rent premiums and a 25.4% ROI[4]. Since inception, for the properties in our Portfolio, we have completed 5,345 full and partial upgrades and achieved a $95 average monthly rental increase per unit, equating to a 22.6% ROI on all units leased as of September 30, 2018.

(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our portfolio for the entirety of the periods being compared. There are 31 properties encompassing 11,091 units of apartment space in our Same Store pool for the three months ended September 30, 2018 (our “Q3 Same Store” properties).

(4)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

“We continued to experience robust demand for our well-located value-add communities in the third quarter, evidenced by 8.3% same store NOI growth. We are also pleased with the Board’s approval of another double-digit increase to NXRT’s quarterly dividend, buoyed by $131 million of accretive acquisitions in our core markets of Nashville and Dallas,” stated NXRT Chairman and President, Jim Dondero.

Third Quarter 2018 Financial Results

•	Total revenues were $36.5 million for the third quarter of 2018, compared to $37.1 million for the third quarter of 2017.

•

Net loss for the third quarter of 2018 totaled $(5.3) million, or a loss of $(0.25) per diluted share, which included $11.2 million of depreciation and amortization expense and $2.9 million of loss on extinguishment of debt and modification costs. This compared to net income of $54.1 million, or earnings of $2.51 per diluted share, for the third quarter of 2017, which included $58.5 million of gain on sales of real estate, $11.2 million of depreciation and amortization expense and $0.9 million of loss on extinguishment and debt modification costs.

•

The change in our net income (loss) between the periods primarily relates to decreases in total revenues and gain on sales of real estate and an increase is loss on extinguishment of debt and modification costs, and was partially offset by decreases in total property operating expenses and interest expense.

•	For the third quarter of 2018, NOI was $20.0 million on 35 properties, compared to $19.5 million for the third quarter of 2017 on 32 properties.

•	For the third quarter of 2018, Q3 Same Store NOI increased 8.3% to $19.0 million, compared to $17.6 million for the third quarter of 2017.

•	For the third quarter of 2018, FFO totaled $5.9 million, or $0.28 per diluted share, compared to $6.8 million, or $0.32 per diluted share, for the third quarter of 2017.

•	For the third quarter of 2018, Core FFO totaled $8.9 million, or $0.42 per diluted share, compared to $7.5 million, or $0.35 per diluted share, for the third quarter of 2017.

•	For the third quarter of 2018, AFFO totaled $10.3 million, or $0.48 per diluted share, compared to $8.7 million, or $0.40 per diluted share, for the third quarter of 2017.

Third Quarter Earnings Conference Call

NXRT will host a call on Tuesday, October 30, 2018 at 11:00 a.m. ET to discuss its third quarter financial results. The conference call can be accessed live over the phone by dialing (800) 667-5617 or, for international callers, (334) 323-0505, and entering passcode 8481837. A live audio webcast of the call will be available online at the Company’s website, http://www.nexpointliving.com (under “Investor Relations”). An online replay will be available shortly after the call on the Company’s website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, November 6, 2018, by dialing (888) 203-1112 or, for international callers, (719) 457-0820 and entering passcode 8481837.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s guidance for financial results for the fourth quarter of 2018 and for the full year 2018, expected acquisitions and dispositions and the expected redevelopment of units. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: THIRD QUARTER 2018 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$35.03
Inside Ownership	22.17%
2018 Q4 Dividend Per Share	$0.275
Dividend Yield (1)	3.14%
Shares Outstanding - basic (Wtd Avg. 3 mo. ended 9/30/2018)	20,775
Shares Outstanding - diluted (Wtd Avg. 3 mo. ended 9/30/2018)	21,262

(1)	As of the close of market trading on October 29, 2018.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	27.8%
Atlanta	17.8%
Nashville	15.0%
Phoenix	9.5%
Houston	9.4%
Orlando	6.6%
Charlotte	4.6%
Tampa	4.6%
West Palm Beach	3.5%
D.C. Metro	1.2%

Total	100.0%

Revenue & Average Rent Per Unit

Stock Price Performance (Since Inception; 4/1/2015) (1)

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

ACQUISITIONS

(dollar amounts in thousands)
Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units
Cedar Pointe	Antioch, Tennessee	August 24, 2018	$26,500	$17,300	210
Crestmont Reserve	Dallas, Texas	September 26, 2018	24,680	12,061	242
Brandywine I & II	Nashville, Tennessee	September 26, 2018	79,800	43,835	632

			$130,980	$73,196	1,084

REFINANCINGS

(dollar amounts in thousands)
Property Name	Occurred	Former Outstanding Principal	New Outstanding Principal	Reduction in Spread (in bps) (1)
Belmont at Duck Creek	Q2	$10,853	$17,760	103	(2)
Sabal Palm at Lake Buena Vista	Q3	37,166	42,100	51
Abbington Heights	Q3	9,868	16,920	28	(2)
Beechwood Terrace	Q3	20,150	23,365	24
Timber Creek	Q3	19,137	24,100	56
Radbourne Lake	Q3	18,881	20,000	52
Hollister Place	Q3	13,475	14,811	90

		$129,530	$159,056	54	(3)

(1)

For previous floating rate mortgages, represents the reduction in the borrowing spread from the previous mortgage to the current mortgage. For previous fixed-rate mortgages, represents the reduction in the borrowing rate from the previous mortgage to the current mortgage (using one-month LIBOR as of September 30, 2018).

(2)	Previous mortgage was a fixed-rate loan.
(3)	Represents the weighted average reduction in the borrowing spreads

DIVIDEND INCREASE: Q4 2018

$0.275/SHARE

GREEN IMPROVEMENTS

32% AVERAGE MONTHLY SAVINGS

(WATER UTILITY COST)

•	Replacement of showerheads, plumbing fixtures and toilets with modern energy efficient upgrades

•	As of September 30, 2018, NXRT has completed 16 of the planned 26 green improvement projects

•	Savings analysis has been completed on 14 properties with results shown below:

Metric	Amount
# of Units	5,164
Annual Gallons Saved	~163,000,000
Annual Cost Savings	~$1,000,000
Monthly Savings per unit	$16
Average Monthly Cost Savings	32%

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Financial Summary

	Q3 2018	Q3 2017	YTD 2018	YTD 2017
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$690,000	$501,000
Share Price (as of the last day of the period)	$33.20	$23.73
Weighted average common shares outstanding - basic	20,775	21,085	20,847	21,057
Weighted average common shares outstanding - diluted	21,262	21,453	21,328	21,407

Earnings Profile
Total revenues	$36,495	$37,097	$107,207	$109,322
Net income (loss) attributable to common stockholders	(5,245)	53,914	3,158	57,704
NOI (1)	19,959	19,512	58,924	57,317
Same Store NOI (2)	19,013	17,553	50,771	46,581
Same Store NOI Growth (%) (2)	8.3%		9.0%

Earnings Metrics Per Common Share (diluted basis) (3)
Earnings (loss)	$(0.25)	$2.51	$0.15	$2.70
FFO (1)	$0.28	$0.32	$1.08	$0.77
Core FFO (1)	$0.42	$0.35	$1.21	$1.01
AFFO (1)	$0.48	$0.40	$1.41	$1.18
Dividends declared per common share	$0.25	$0.22	$0.75	$0.66
FFO Coverage	1.12x	1.44x	1.44x	1.17x
Core FFO Coverage	1.67x	1.58x	1.62x	1.53x
AFFO Coverage	1.93x	1.84x	1.88x	1.79x

Portfolio
Total Properties	35	32
Total Units	12,555	11,395
Occupancy	93.8%	94.0%
Average Effective Monthly Rent per Unit	$979	$932

Same Store Portfolio Metrics (2)
Total Same Store Properties	31	31	29	29
Total Same Store Units	11,091	11,091	10,123	10,123
Occupancy	93.8%	94.0%	93.8%	94.2%
Average Effective Monthly Rent per Unit	$972	$934	$958	$918

Value-Add Program
Completed Rehab Units	439	422	1,116	1,253
Cumulative Completed Rehab Units (4)	5,345
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$95
ROI on Post-Rehab Units	22.6%

Outstanding Debt Summary
Total Mortgage Debt	$845,945	$733,300
Credit Facility	50,000	30,000
Bridge Facility	30,000	54,597

Total Debt Outstanding	$925,945	$817,897

Leverage Ratio (Net Debt to Enterprise Value) (5)	57%	59%

(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our portfolio for the periods being compared. For additional information regarding our Q3 and YTD Same Store properties, see the “Q3 Same Store Results” and “YTD Same Store Results” sections of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through September 30, 2018. Cumulative results exclude rehabs completed for properties sold through September 30, 2018.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2018 Full Year Guidance Summary

NXRT has revised full year 2018 guidance ranges for Earnings (loss) per diluted share, Same Store Total Expenses, and Same Store NOI; raised the mid-point and tightened its 2018 guidance range for Core FFO per diluted share and reaffirmed 2018 guidance ranges for Same Store Rental Income and Same Store Total Revenue as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings (loss) per diluted share (2) (3)	$(0.08)	$(0.05)	$(0.02)	$0.10
Core FFO per diluted share (3) (4) (5)	$1.64	$1.67	$1.70	$1.66

Same Store Growth: (6)
Rental Income	4.8%	5.3%	5.8%
Total Revenue	5.0%	5.5%	6.0%
Total Expenses (7)	1.0%	1.5%	2.0%	2.5%
Same Store NOI (5) (8)	7.0%	7.8%	8.5%	7.0%

(1)

Full Year 2018 guidance forecast includes Same Store growth projections presented above, the effect of the Timberglen sale and the acquisitions of Cedar Pointe, Crestmont Reserve and Brandywine I & II, and no further acquisition or disposition activity for the remainder of the year.

(2)	2018 Full Year Guidance for earnings (loss) per diluted share revised due to the impact of recent refinancing activity.
(3)

Weighted average diluted share count estimate for FY 2018 is approximately 21.3 million. For the three months ended March 31, June 30 and September 30, 2018, earnings (loss) per diluted share was $0.47, $(0.08) and $(0.25), respectively. For the three months ended December 31, 2018, loss per diluted share is estimated to be $(0.17) at the low-end and $(0.23) at the high-end.

(4)	NXRT increased the mid-point and tightened Full Year 2018 Core FFO Guidance due to the factors listed in footnotes 2 and 8.
(5)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Same Store NOI and Core FFO guidance to net income (loss) guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(6)	Year-over-year growth for 2018 pro forma Same Store pool (29 properties).
(7)	2018 Full Year Guidance for Same Store Total Expenses growth revised lower due to tax settlements, utility reductions and other favorable expense controls.
(8)	2018 Full Year Guidance for Same Store NOI increased as a result of better than expected operating performance.

Additional information on third quarter 2018 results and 2018 financial and earnings guidance is included in the following sections of this release.

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Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	26.2%	5.3%	5.8%	$392,623	$447,958
Houston	9.4%	5.5%	5.9%	139,107	154,133
North Carolina
Charlotte	4.7%	5.2%	5.7%	70,968	81,038
Georgia
Atlanta	17.8%	5.2%	5.7%	269,099	307,282
Tennessee
Nashville	15.2%	5.5%	5.9%	223,512	247,656
Florida
Orlando	8.2%	5.5%	5.8%	123,573	134,580
Tampa	4.0%	5.5%	5.8%	59,603	64,912
West Palm Beach	3.8%	5.5%	5.9%	56,100	62,160
Washington D.C.
Other	1.5%	5.8%	5.9%	22,624	23,978
Arizona
Phoenix	9.2%	5.2%	5.7%	139,740	159,568

Total / Ave	100.0%	5.3%	5.8%	$1,496,949	$1,683,265

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate	$1,496,949	$1,683,265
Cash	19,324
Restricted Cash - Renovation & Green Reserves (4)	5,488
Renovation & Green Capital Expenditures (4)	(5,488)
Cash Adjustments (5)	(31,000)
Fair Market Value of Interest Rate Swaps	27,974
Other Assets	28,439

Value of Assets	$1,541,686	$1,728,002

Tangible Liabilities
Credit and Bridge Facilities (5)	$80,000
Mortgage Debt	845,945

Total Outstanding Debt	925,945
Forward 12-month Principal Payments (5)	(31,000)

Total Outstanding Debt (FY 2018 Est.)	894,945
Other Tangible Liabilities (at Book)	25,233

Value of Liabilities	$920,178

Net Leverage (mid-point)	56%

Net Asset Value	$621,508	$807,824

Shares outstanding - diluted (FY 2018 Est.)	21,310

Est. NAV / Share	$29.17	$37.91

NAV / Share (mid-point)	$33.54

NOI ESTIMATE

1Q 2018 NOI Actual	$ 19,127
2Q 2018 NOI Actual	19,838
3Q 2018 NOI Actual	19,959
	Low	High
Estimated 4Q 2018 NOI Guidance (3)	19,776	20,576
Estimated 4Q 2018 NOI - Acquisitions (3)	1,793	1,893

Revised 4Q 2018 NOI Guidance, annualized (3)	$86,276	$89,876

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$1,496,949	$1,683,265

No of Units (December 31, 2018 E.) (2)	12,555

Implied Value/Apartment Unit	$119.2	$134.1

Implied Value/Apartment Unit (mid-point)	$126.7

(1)	Management estimates based on independent third party review of our properties.
(2)	Estimated value ranges, based on revised fourth quarter NOI guidance annualized, are presented for the existing portfolio (35 properties at September 30, 2018).
(3)

We anticipate net loss will be between $0.4 million and $1.6 million for the full year of 2018 and between $3.6 million and $4.8 million for the fourth quarter of 2018. Fourth quarter net operating income for the new acquisitions are forecast using Management’s year one estimates; the new acquisitions NOI contributions are then added to the Company’s original estimated 4Q 2018 guidance for the 32 properties.

(4)

Includes approximately $2.5 million that is held for value-add upgrades and approximately $3.0 million that is escrowed to finance green property improvements; reduced by $5.5 million for estimated forward 12-month rehab and green capital expenditures.

(5)	Includes approximately $31.0 million in forward 12-month principal payments. The $30 Million Bridge Facility matures on March 26, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$202,347	$189,615
Buildings and improvements	929,275	806,981
Intangible lease assets	3,049	1,340
Construction in progress	5,048	3,786
Furniture, fixtures, and equipment	57,655	44,725

Total Gross Operating Real Estate Investments	1,197,374	1,046,447
Accumulated depreciation and amortization	(120,292)	(88,252)

Total Net Operating Real Estate Investments	1,077,082	958,195
Real estate held for sale, net of accumulated depreciation of $897 and $3,397, respectively	17,406	32,961

Total Net Real Estate Investments	1,094,488	991,156
Cash and cash equivalents	19,324	16,036
Restricted cash	26,253	27,212
Accounts receivable	5,014	2,932
Prepaid and other assets	2,660	1,559
Fair market value of interest rate swaps	27,974	16,480

TOTAL ASSETS	$1,175,713	$1,055,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgages payable, net	$824,546	$724,057
Mortgages payable held for sale, net	13,368	30,348
Credit facility, net	49,100	29,843
Bridge facility, net	29,550	8,576
Accounts payable and other accrued liabilities	6,181	6,226
Accrued real estate taxes payable	13,492	9,684
Accrued interest payable	2,284	2,074
Security deposit liability	1,917	1,518
Prepaid rents	1,359	1,470

Total Liabilities	941,797	813,796

Redeemable noncontrolling interests in the Operating Partnership	2,431	2,135

Stockholders’ Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 20,797,135 and 21,049,565 shares issued and outstanding, respectively	207	210
Additional paid-in capital	199,661	206,227
Accumulated earnings less dividends	4,798	17,885
Accumulated other comprehensive income	26,819	15,122

Total Stockholders’ Equity	231,485	239,444

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,175,713	$1,055,375

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NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Rental income	$31,724	$32,148	$93,366	$94,564
Other income	4,771	4,949	13,841	14,758

Total revenues	36,495	37,097	107,207	109,322

Expenses
Property operating expenses	9,231	10,075	26,339	29,611
Real estate taxes and insurance	5,048	4,853	14,492	14,911
Property management fees (1)	1,085	1,110	3,205	3,280
Advisory and administrative fees (2)	1,885	1,870	5,586	5,544
Corporate general and administrative expenses	1,932	1,623	5,731	4,842
Property general and administrative expenses	1,280	1,594	4,475	4,756
Depreciation and amortization	11,228	11,215	33,638	35,866

Total expenses	31,689	32,340	93,466	98,810

Operating income	4,806	4,757	13,741	10,512
Interest expense	(7,119)	(8,257)	(20,739)	(22,479)
Loss on extinguishment of debt and modification costs	(2,947)	(914)	(3,576)	(5,717)
Gain on sales of real estate	—	58,490	13,742	78,386

Net income (loss)	(5,260)	54,076	3,168	60,702
Net income attributable to noncontrolling interests	—	—	—	2,836
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(15)	162	10	162

Net income (loss) attributable to common stockholders	$(5,245)	$53,914	$3,158	$57,704

Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	1,222	214	11,732	(835)

Total comprehensive income (loss)	(4,038)	54,290	14,900	59,867
Comprehensive income attributable to noncontrolling interests	—	—	—	2,720
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(12)	163	45	163

Comprehensive income (loss) attributable to common stockholders	$(4,026)	$54,127	$14,855	$56,984

Weighted average common shares outstanding - basic	20,775	21,085	20,847	21,057

Weighted average common shares outstanding - diluted	21,262	21,453	21,328	21,407

Earnings (loss) per share - basic	$(0.25)	$2.56	$0.15	$2.74

Earnings (loss) per share - diluted	$(0.25)	$2.51	$0.15	$2.70

Dividends declared per common share	$0.25	$0.22	$0.75	$0.66

(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(2)	Fees incurred to the Company’s adviser.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Results of Operations for the Three Months Ended September 30, 2018 and 2017

There are 31 properties encompassing 11,091 units of apartment space, or approximately 88% of our Portfolio, in our same store pool for the three months ended September 30, 2018 and 2017 (our “Q3 Same Store” properties). Our Q3 Same Store properties exclude the following four properties in our Portfolio as of September 30, 2018: Atera Apartments, Cedar Pointe, Crestmont Reserve and Brandywine I & II.

As of September 30, 2018, our Q3 Same Store properties were approximately 93.8% leased with a weighted average monthly effective rent per occupied apartment unit of $972, a year over year decrease of (20) bps and an increase of $38, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended September 30, 2018 and 2017 for our Q3 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended September 30,
	2018	2017	$ Change	% Change
Revenues
Same Store
Rental income	$30,130	$28,725	$1,405	4.9%
Other income	4,582	4,413	169	3.8%

Same Store revenues	34,712	33,138	1,574	4.7%
Non-Same Store
Rental income	1,594	3,423	(1,829)	-53.4%
Other income	189	536	(347)	-64.7%

Non-Same Store revenues	1,783	3,959	(2,176)	-55.0%

Total revenues	36,495	37,097	(602)	-1.6%

Operating expenses
Same Store
Property operating expenses (1)	8,913	9,083	(170)	-1.9%
Real estate taxes and insurance	4,670	4,493	177	3.9%
Property management fees (2)	1,029	987	42	4.3%
Property general and administrative expenses (3)	1,087	1,022	65	6.4%

Same Store operating expenses	15,699	15,585	114	0.7%
Non-Same Store
Property operating expenses	354	1,372	(1,018)	-74.2%
Real estate taxes and insurance	378	360	18	5.0%
Property management fees (2)	56	123	(67)	-54.5%
Property general and administrative expenses (4)	49	145	(96)	-66.2%

Non-Same Store operating expenses	837	2,000	(1,163)	-58.2%

Total operating expenses	16,536	17,585	(1,049)	-6.0%

NOI
Same Store	19,013	17,553	1,460	8.3%
Non-Same Store	946	1,959	(1,013)	-51.7%

Total NOI (5)	$19,959	$19,512	$447	2.3%

(1)	For the three months ended September 30, 2018 and 2017, excludes approximately $36,000 and $380,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of NexPoint Residential Trust Operating Partnership, L.P. (the “OP”).
(3)

For the three months ended September 30, 2018 and 2017, excludes approximately $96,000 and $388,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)

For the three months ended September 30, 2018 and 2017, excludes approximately $48,000 and $39,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(5)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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The following table contains additional information about our Q3 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended September 30, 2018 and 2017 (dollars in thousands, except for per unit data):

	Q3 2018	Q3 2017	% Change
Same Store Total Units	11,091	11,091
Same Store Occupied Units	10,405	10,425
Same Store Ending Occupancy	93.8%	94.0%	-0.2%
Same Store Average Rent per Unit	$972	$934	4.1%

Same Store Revenues
Same Store Rental Income	$30,130	$28,725	4.9%
Same Store Other Income	4,582	4,413	3.8%

Total Same Store Revenues	34,712	33,138	4.7%

Same Store Operating Expenses
Payroll	3,532	3,523	0.3%
Repairs & Maintenance	3,033	2,984	1.6%
Utilities	2,348	2,576	-8.9%
Real Estate Taxes	3,975	3,844	3.4%
Insurance	695	649	7.1%
Property Management Fees	1,029	987	4.3%
Office Operations	617	580	6.4%
Marketing	470	442	6.3%

Total Same Store Operating Expenses	15,699	15,585	0.7%

Q3 Same Store NOI	$19,013	$17,553	8.3%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	Q3 2018	Q3 2017	% Change	Q3 2018	Q3 2017	bps Δ	Q3 2018	Q3 2017	% Change
Texas
Dallas	2,872	$895	$857	4.4%	94.0%	94.8%	-80	$7,335	$6,902	6.3%
Houston	1,184	1,137	1,133	0.4%	93.5%	93.1%	40	3,751	3,518	6.6%

Average/Total	4,056	966	938	3.0%	93.8%	94.3%	-50	11,086	10,420	6.4%

North Carolina
Charlotte	577	931	911	2.2%	93.1%	94.5%	-140	1,498	1,476	1.5%

Average/Total	577	931	911	2.2%	93.1%	94.5%	-140	1,498	1,476	1.5%

Georgia
Atlanta	2,220	1,013	973	4.1%	93.1%	93.2%	-10	6,157	5,988	2.8%

Average/Total	2,220	1,013	973	4.1%	93.1%	93.2%	-10	6,157	5,988	2.8%

Tennessee
Nashville	1,038	948	913	3.8%	93.3%	94.7%	-140	2,722	2,658	2.4%

Average/Total	1,038	948	913	3.8%	93.3%	94.7%	-140	2,722	2,658	2.4%

Florida
Orlando	830	1,112	1,029	8.1%	95.5%	94.2%	130	2,629	2,406	9.3%
Tampa	576	916	857	6.9%	95.0%	94.4%	60	1,474	1,391	6.0%
West Palm Beach	439	1,172	1,110	5.6%	95.4%	94.8%	60	1,442	1,367	5.5%

Average/Total	1,845	1,065	995	7.0%	95.3%	94.4%	90	5,545	5,164	7.4%

Washington D.C.
D.C. Metro	156	1,100	1,069	2.9%	94.9%	96.8%	-190	486	460	5.7%

Average/Total	156	1,100	1,069	2.9%	94.9%	96.8%	-190	486	460	5.7%

Arizona
Phoenix	1,199	798	771	3.5%	93.5%	92.5%	100	2,636	2,559	3.0%

Average/Total	1,199	798	771	3.5%	93.5%	92.5%	100	2,636	2,559	3.0%

Average/Total	11,091	$972	$934	4.1%	93.8%	94.0%	-20	$30,130	$28,725	4.9%

(1)	This table only includes the 31 properties in our Q3 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Nine Months Ended September 30, 2018 and 2017

There are 29 properties encompassing 10,123 units of apartment space, or approximately 81% of our Portfolio, in our same store pool for the nine months ended September 30, 2018 and 2017 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following six properties in our portfolio as of September 30, 2018: Hollister Place, Rockledge Apartments, Atera Apartments, Cedar Pointe, Crestmont Reserve and Brandywine I & II.

As of September 30, 2018, our YTD Same Store properties were approximately 93.8% leased with a weighted average monthly effective rent per occupied apartment unit of $958, a year over year decrease of (40) bps and an increase of $40, respectively.

The following table reflects the revenues, property operating expenses and NOI for the nine months ended September 30, 2018 and 2017 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Nine Months Ended September 30,
	2018	2017	$ Change	% Change
Revenues
Same Store
Rental income	$80,085	$76,566	$3,519	4.6%
Other income	12,258	12,003	255	2.1%

Same Store revenues	92,343	88,569	3,774	4.3%
Non-Same Store
Rental income	13,281	17,998	(4,717)	-26.2%
Other income	1,583	2,755	(1,172)	-42.5%

Non-Same Store revenues	14,864	20,753	(5,889)	-28.4%

Total revenues	107,207	109,322	(2,115)	-1.9%

Operating expenses
Same Store
Property operating expenses (1)	23,732	23,826	(94)	-0.4%
Real estate taxes and insurance	11,955	12,406	(451)	-3.6%
Property management fees (2)	2,773	2,659	114	4.3%
Property general and administrative expenses (3)	3,112	3,097	15	0.5%

Same Store operating expenses	41,572	41,988	(416)	-1.0%
Non-Same Store
Property operating expenses (4)	3,309	6,136	(2,827)	-46.1%
Real estate taxes and insurance	2,537	2,505	32	1.3%
Property management fees (2)	432	621	(189)	-30.4%
Property general and administrative expenses (5)	433	755	(322)	-42.6%

Non-Same Store operating expenses	6,711	10,017	(3,306)	-33.0%

Total operating expenses	48,283	52,005	(3,722)	-7.2%

NOI
Same Store	50,771	46,581	4,190	9.0%
Non-Same Store	8,153	10,736	(2,583)	-24.1%

Total NOI (6)	$58,924	$57,317	$1,607	2.8%

(1)	For the nine months ended September 30, 2018 and 2017, excludes approximately $709,000 and $370,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

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(3)

For the nine months ended September 30, 2018 and 2017, excludes approximately $779,000 and $742,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the nine months ended September 30, 2018 and 2017, excludes approximately $7,000 and $19,000, respectively, of casualty-related expenses.
(5)

For the nine months ended September 30, 2018 and 2017, excludes approximately $151,000 and $162,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the nine months ended September 30, 2018 and 2017 (dollars in thousands, except for per unit data):

	YTD 2018	YTD 2017	% Change
Same Store Total Units	10,123	10,123
Same Store Occupied Units	9,492	9,531
Same Store Ending Occupancy	93.8%	94.2%	-0.4%
Same Store Average Rent per Unit	$958	$918	4.3%

Same Store Revenues
Same Store Rental Income	$80,085	$76,566	4.6%
Same Store Other Income	12,258	12,003	2.1%

Total Same Store Revenues	92,343	88,569	4.3%

Same Store Operating Expenses
Payroll	9,664	9,450	2.3%
Repairs & Maintenance	7,888	7,753	1.7%
Utilities	6,180	6,623	-6.7%
Real Estate Taxes	10,085	10,653	-5.3%
Insurance	1,870	1,753	6.7%
Property Management Fees	2,773	2,659	4.3%
Office Operations	1,832	1,875	-2.3%
Marketing	1,280	1,222	4.7%

Total Same Store Operating Expenses	41,572	41,988	-1.0%

YTD Same Store NOI	$50,771	$46,581	9.0%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$(5,260)	$54,076	$3,168	$60,702
Depreciation and amortization	11,228	11,215	33,638	35,866
Gain on sales of real estate	—	(58,490)	(13,742)	(78,386)
Adjustment for noncontrolling interests	(19)	(21)	(70)	(1,670)

FFO attributable to common stockholders	5,949	6,780	22,994	16,512

FFO per share - basic	$0.29	$0.32	$1.10	$0.78

FFO per share - diluted	$0.28	$0.32	$1.08	$0.77

Loss on extinguishment of debt and modification costs	2,947	914	3,576	5,717
Casualty-related recoveries	(36)	(380)	(702)	(351)
Change in fair value on derivative instruments – ineffective portion	—	(32)	—	(97)
Amortization of deferred financing costs – acquisition term notes	—	197	21	323
Adjustment for noncontrolling interests	(9)	(3)	(9)	(430)

Core FFO attributable to common stockholders	8,851	7,476	25,880	21,674

Core FFO per share - basic	$0.43	$0.35	$1.24	$1.03

Core FFO per share - diluted	$0.42	$0.35	$1.21	$1.01

Amortization of deferred financing costs – long term debt	341	375	1,061	1,225
Equity-based compensation expense	1,094	822	3,103	2,414
Adjustment for noncontrolling interests	(4)	(3)	(12)	(72)

AFFO attributable to common stockholders	10,282	8,670	30,032	25,241

AFFO per share - basic	$0.49	$0.41	$1.44	$1.20

AFFO per share - diluted	$0.48	$0.40	$1.41	$1.18

Weighted average common shares outstanding - basic	20,775	21,085	20,847	21,057

Weighted average common shares outstanding - diluted	21,262	21,453	21,328	21,407

Dividends declared per common share	$0.25	$0.22	$0.75	$0.66
FFO Coverage - diluted	1.12x	1.44x	1.44x	1.17x
Core FFO Coverage - diluted	1.67x	1.58x	1.62x	1.53x
AFFO Coverage - diluted	1.93x	1.84x	1.88x	1.79x

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The three months ended September 30, 2018 as compared to the three months ended September 30, 2017

The change in our net loss of $5.3 million for the three months ended September 30, 2018 as compared to our net income of $54.1 million for the three months ended September 30, 2017 primarily relates to decreases in total revenues and gain on sales of real estate and an increase in loss on extinguishment of debt and modification costs, and was partially offset by decreases in total property operating expenses and interest expense. The change in our net income (loss) between the periods was also due to our acquisition and disposition activity in 2017 and 2018 and the timing of the transactions (we acquired one property in the first quarter of 2017, one property in the second quarter of 2017, one property in the fourth quarter of 2017 and three properties in the third quarter of 2018; we sold four properties in the second quarter of 2017, five properties in the third quarter of 2017 and one property in the first quarter of 2018).

FFO was $5.9 million for the three months ended September 30, 2018 compared to $6.8 million for the three months ended September 30, 2017, which was a decrease of approximately $0.9 million. The change in our FFO between the periods primarily relates to an increase in loss on extinguishment and modification costs of $2.0 million and a decrease in total revenues of $0.6 million, partially offset by decreases in total property operating expenses of $1.0 million and interest expense of $1.1 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $8.9 million for the three months ended September 30, 2018 compared to $7.5 million for the three months ended September 30, 2017, which was an increase of approximately $1.4 million. The change in our Core FFO between the periods primarily relates to an increase in loss on extinguishment of debt and modification costs of $2.0 million, partially offset by a decrease in FFO and adjustments for amounts attributable to noncontrolling interests.

AFFO was $10.3 million for the three months ended September 30, 2018 compared to $8.7 million for the three months ended September 30, 2017, which was an increase of approximately $1.6 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and equity-based compensation expense of $0.3 million.

The nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017

The change in our net income of $3.2 million for the nine months ended September 30, 2018 as compared to our net income of $60.7 million for the nine months ended September 30, 2017 primarily relates to decreases in total revenues and gain on sales of real estate, and was partially offset by decreases in total property operating expenses, depreciation and amortization, interest expense and loss on extinguishment of debt and modification costs. The change in our net income between the periods was also due to our acquisition and disposition activity in 2017 and 2018 and the timing of the transactions, as described above.

FFO was $23.0 million for the nine months ended September 30, 2018 compared to $16.5 million for the nine months ended September 30, 2017, which was an increase of approximately $6.5 million. The change in our FFO between the periods primarily relates to decreases in total property operating expenses of $4.0 million, interest expense of $1.7 million and loss on extinguishment of debt and modification costs of $2.1 million, partially offset by a decrease in total revenues of $2.1 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $25.9 million for the nine months ended September 30, 2018 compared to $21.7 million for the nine months ended September 30, 2017, which was an increase of approximately $4.2 million. The change in our Core FFO between the periods primarily relates to an increase in FFO, partially offset by a $2.1 million decrease in loss on extinguishment of debt and modification costs and adjustments for amounts attributable to noncontrolling interests.

AFFO was $30.0 million for the nine months ended September 30, 2018 compared to $25.2 million for the nine months ended September 30, 2017, which was an increase of approximately $4.8 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and equity-based compensation expense of $0.7 million.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q3 2018	Q3 2017	% Change	YTD 2018	YTD 2017	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$130,980	$—	N/A	$130,980	$138,000	-5.1%
Capitalized Rehab Expenditures
Interior	2,582	1,883	37.1%	6,138	6,647	-7.7%
Exterior and common area	2,322	1,166	99.1%	7,314	5,067	44.3%
Capitalized Maintenance Expenditures
Recurring	1,463	1,334	9.7%	3,782	3,647	3.7%
Non-Recurring	1,340	1,184	13.2%	3,265	2,592	26.0%

Total Capital Expenditures	$138,687	$5,567	2391.2%	$151,479	$155,953	-2.9%

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Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Completed Value-Add Programs
Southpoint Reserve at Stoney Creek (4)	156	55	$990	$1,096	$7,428	10.7%	17.1%

Total/Weighted Average	156	55	$990	$1,096	$7,428	10.7%	17.1%

Value-Add Programs In Progress
Abbington Heights	274	172	$797	$896	$4,759	12.5%	25.1%
Arbors on Forest Ridge	210	174	794	875	3,220	10.2%	30.1%
Atera Apartments	380	52	1,222	1,381	3,297	13.0%	57.9%
Beechwood Terrace	300	208	877	971	5,341	10.7%	21.1%
Belmont at Duck Creek	240	189	932	1,024	3,650	9.9%	30.3%
Cornerstone	430	209	924	1,005	5,351	8.8%	18.1%
Courtney Cove	324	123	787	890	4,684	13.0%	26.3%
Cutter’s Point	196	165	1,040	1,135	4,224	9.1%	26.9%
Eagle Crest	447	98	783	864	2,679	10.3%	36.2%
Edgewater at Sandy Springs	760	389	882	987	7,439	11.9%	17.0%
Heatherstone	152	156	806	884	4,281	9.6%	21.7%
Hollister Place	260	113	918	1,066	7,313	16.2%	24.3%
Madera Point	256	138	808	901	4,041	11.5%	27.5%
Parc500	217	96	1,178	1,354	14,093	14.9%	14.9%
Radbourne Lake	225	257	986	1,039	955	5.3%	65.8%
Rockledge Apartments	708	87	1,046	1,269	11,690	21.2%	22.8%
Sabal Palm at Lake Buena Vista	400	192	1,131	1,210	694	7.0%	136.8%
Seasons 704 Apartments	222	127	1,056	1,121	5,903	6.2%	13.3%
Silverbrook	642	420	786	851	3,040	8.3%	25.6%
The Ashlar	264	258	827	898	3,897	8.7%	22.0%
The Colonnade	415	74	652	915	10,658	40.3%	29.6%
The Pointe at the Foothills	528	63	914	948	1,940	3.8%	21.5%
The Preserve at Terrell Mill	752	392	766	901	8,562	17.6%	18.9%
The Summit at Sabal Park	252	177	886	968	4,526	9.3%	21.8%
Timber Creek	352	61	843	946	4,712	12.3%	26.4%
Venue at 8651	333	265	831	907	4,199	9.2%	21.8%
Versailles	388	413	834	909	3,956	8.9%	22.6%
Willow Grove	244	129	820	926	5,620	12.9%	22.6%
Woodbridge	220	93	958	1,047	5,315	9.3%	20.1%

Total/Weighted Average	10,391	5,290	$875	$970	$5,010	10.8%	24.0%

Total/Weighted Average Completed	10,547	5,345	$876	$971	$5,033	10.8%	22.6%

Planned Value-Add Programs		Projected Avg. Rent				Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Cedar Pointe	210	—	1,058	1,188	TBD	12.3%	TBD
Crestmont Reserve	242	—	910	1,010	TBD	11.0%	TBD
Brandywine I & II	632	—	959	1,079	TBD	12.5%	TBD

Total/Weighted Average Planned	2,008	—	$1,090	$1,190	TBD	9.2%	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through September 30, 2018.
(3)	Inclusive of all full and partial interior upgrades completed and leased through September 30, 2018.
(4)	Property was classified as held for sale as of September 30, 2018.

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Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of September 30, 2018 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	3.94%	7/1/2024
Cutter’s Point	Floating	84	16,640	3.94%	7/1/2024
Eagle Crest	Floating	84	29,510	3.94%	7/1/2024
Silverbrook	Floating	84	30,590	3.94%	7/1/2024
Edgewater at Sandy Springs	Floating	84	52,000	3.94%	7/1/2024
Beechwood Terrace (3)	Floating	84	23,365	3.70%	9/1/2025
Willow Grove	Floating	84	14,818	4.04%	7/1/2024
Woodbridge	Floating	84	13,677	4.04%	7/1/2024
The Summit at Sabal Park	Floating	84	13,560	3.88%	7/1/2024
Courtney Cove	Floating	84	13,680	3.88%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	3.88%	7/1/2024
The Ashlar	Floating	84	14,520	3.88%	7/1/2024
Heatherstone	Floating	84	8,880	3.88%	7/1/2024
Versailles	Floating	84	23,880	3.88%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	3.88%	7/1/2024
Madera Point	Floating	84	15,150	3.88%	7/1/2024
The Pointe at the Foothills	Floating	84	34,800	3.88%	7/1/2024
Venue at 8651	Floating	84	13,734	4.04%	7/1/2024
The Colonnade	Floating	84	28,093	3.94%	7/1/2024
Old Farm	Floating	84	52,886	3.94%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	3.94%	7/1/2024
Timber Creek (4)	Floating	84	24,100	3.52%	10/1/2025
Radbourne Lake (5)	Floating	84	20,000	3.55%	10/1/2025
Sabal Palm at Lake Buena Vista (6)	Floating	84	42,100	3.56%	9/1/2025
Abbington Heights (7)	Floating	84	16,920	3.51%	9/1/2025
Belmont at Duck Creek	Floating	84	17,760	3.65%	6/1/2025
Cornerstone	Fixed	120	22,339	4.24%	3/1/2023
Parc500	Fixed	120	15,547	4.49%	8/1/2025
Hollister Place (8)	Floating	84	14,811	3.60%	10/1/2025
Rockledge Apartments	Floating	84	68,100	3.83%	7/1/2024
Atera Apartments	Floating	84	29,500	3.74%	11/1/2024
Cedar Pointe	Floating	84	17,300	3.61%	9/1/2025
Crestmont Reserve	Floating	84	12,061	3.44%	10/1/2025
Brandywine I & II	Floating	84	43,835	3.44%	10/1/2025

			$832,500
Fair market value adjustment			656
Deferred financing costs, net of accumulated amortization of $1,424			(8,610)

			$824,546

Held For Sale Property
Southpoint Reserve at Stoney Creek	Floating	84	13,445	4.37%	1/1/2022
Deferred financing costs, net of accumulated amortization of $88			(77)

			$13,368

(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of September 30, 2018 was 2.2606%.
(3)	On August 31, 2018, the Company refinanced the existing floating rate mortgage of approximately $20.2 million.
(4)	On September 28, 2018, the Company refinanced the existing floating rate mortgage of approximately $19.1 million.

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(5)	On September 28, 2018, the Company refinanced the existing floating rate mortgage of approximately $18.9 million.
(6)	On August 20, 2018, the Company refinanced the existing floating rate mortgage of approximately $37.2 million.
(7)	On August 21, 2018, the Company refinanced the existing fixed rate mortgage of approximately $9.9 million, which was assumed upon acquisition of this property, into a floating rate mortgage.
(8)	On September 28, 2018, the Company refinanced the existing floating rate mortgage of approximately $13.5 million.

Credit and Bridge Facilities

The following table contains summary information concerning the Company’s credit and bridge facilities as of September 30, 2018 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
$60 Million Credit Facility	Floating	24	$50,000	4.26%	9/26/2020
Deferred financing costs, net of accumulated amortization of $0			(900)

			$49,100

$30 Million Bridge Facility	Floating	6	$30,000	4.26%	3/26/2019
Deferred financing costs, net of accumulated amortization of $0			(450)

			$29,550

(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of September 30, 2018 was 2.2606%.

As of September 30, 2018, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Notional	Fixed Rate (1)
July 1, 2016	June 1, 2021	$100,000	1.1055%
July 1, 2016	June 1, 2021	100,000	1.0210%
July 1, 2016	June 1, 2021	100,000	0.9000%
September 1, 2016	June 1, 2021	100,000	0.9560%
April 1, 2017	April 1, 2022	100,000	1.9570%
May 1, 2017	April 1, 2022	50,000	1.9610%
July 1, 2017	July 1, 2022	100,000	1.7820%

		$650,000	1.3388	%(2)

(1)	The floating rate option for the interest rate swaps in one-month LIBOR. As of September 30, 2018, one-month LIBOR was 2.2606%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

	Payments Due by Period (in thousands)
	Total	2018	2019	2020	2021	2022	Thereafter
Operating Properties Mortgage Debt
Principal payments	$832,500	$175	$716	$744	$782	$817	$829,266
Interest expense (1)	177,994	6,607	26,191	26,248	29,133	31,812	58,003

Total	$1,010,494	$6,782	$26,907	$26,992	$29,915	$32,629	$887,269
Held For Sale Property Mortgage Debt
Principal payments	$13,445	$56	$207	$205	$219	$12,758	$—
Interest expense	1,889	150	588	581	570	—	—

Total	$15,334	$206	$795	$786	$789	$12,758	$—
Credit and Bridge Facilities
Principal payments (2)	$80,000	$—	$30,000	$50,000	$—	$—	$—
Interest expense	4,929	870	2,464	1,595	—	—	—

Total	$84,929	$870	$32,464	$51,595	$—	$—	$—

Total contractual obligations and commitments	$1,110,757	$7,858	$60,166	$79,373	$30,704	$45,387	$887,269

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of September 30, 2018, we had entered into seven interest rate swap transactions with a combined notional amount of $650.0 million. We have allocated the total impact of expected settlements on the $650.0 million notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of September 30, 2018 to determine our expected settlements through the terms of the interest rate swaps.

(2)

The $30 Million Bridge Facility, which had $30.0 million outstanding as of September 30, 2018, is scheduled to mature on March 26, 2019. The $60 Million Credit Facility, which had $50.0 million outstanding as of September 30, 2018, is scheduled to mature on September 26, 2020. The $60 Million Credit Facility has one 12-month extension option, at our election.

(1)

As of September 30, 2018, we had total indebtedness of $925.9 million at a weighted average interest rate of 3.87%, of which $888.1 million was debt with a floating rate. The interest rate swap agreements we have entered into effectively fix the rate on $650.0 million, or 80% of our $808.1 million of floating rate mortgage debt outstanding. As of September 30, 2018, the adjusted weighted average interest rate of our total indebtedness was 3.20%. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3388% for one-month LIBOR on the $650.0 million national amount of interest rate swap agreements that we have entered into as of September 30, 2018, which effectively fix the interest rate on $650.0 million of our floating rate mortgage debt outstanding.

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Historical Acquisition Details

(in thousands, except for unit and per unit amounts)

Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter’s Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Eagle Crest	Irving, TX	447	1/31/2014	27,325	1,120	28,445	63,635
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Edgewater at Sandy Springs	Atlanta, GA	760	7/18/2014	58,000	5,281	63,281	83,264
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
Willow Grove	Nashville, TN	244	7/21/2014	13,750	2,116	15,866	65,025
Woodbridge	Nashville, TN	220	7/21/2014	16,000	1,641	17,641	80,186
Abbington Heights	Antioch, TN	274	8/1/2014	17,900	1,617	19,517	71,230
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Belmont at Duck Creek	Garland, TX	240	9/30/2014	18,525	1,174	19,699	82,079
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Southpoint Reserve at Stoney Creek (3)	Fredericksburg, VA	156	12/18/2014	17,000	1,737	18,737	120,109
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
The Ashlar	Dallas, TX	264	2/26/2015	16,235	2,165	18,400	69,697
Heatherstone	Dallas, TX	152	2/26/2015	9,450	1,648	11,098	73,013
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
The Pointe at the Foothills	Mesa, AZ	528	8/5/2015	52,275	1,372	53,647	101,604
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Colonnade	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547

Total/Weighted Average		12,555		$1,143,154	$98,045	$1,241,199	$98,861

(1)	Only includes properties currently owned.
(2)	Includes interior and exterior rehab.
(3)	Property was classified as held for sale as of September 30, 2018.

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Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742

Total/Weighted Average		4,588	$270,734	$392,050	$85,451		$385,755	$118,039

(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), revised fourth quarter 2018 NOI guidance annualized (“Annualized 4th Quarter NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI and Annualized 4th Quarter NOI are used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us, (7) casualty-related expenses/(recoveries), and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. Annualized 4th Quarter NOI is calculated by annualizing the mid-point of the Company’s fourth quarter NOI guidance. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to (1) noncontrolling interests in consolidated joint ventures and (2) redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses and recoveries, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, the ineffective portion of fair value adjustments on our interest rate derivatives designated as cash flow hedges, and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades from total debt outstanding.

We believe that the use of NOI, Annualized 4th Quarter NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, Annualized 4th Quarter NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, Annualized 4th Quarter NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, Annualized 4th Quarter NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, Annualized 4th Quarter NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, Annualized 4th Quarter NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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Reconciliations

NOI and Same Store NOI for the three and nine months ended September 30, 2018 and 2017

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Q3 and YTD Same Store NOI for the three and nine months ended September 30, 2018 and 2017 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$(5,260)	$54,076	$3,168	$60,702
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	1,885	1,870	5,586	5,544
Corporate general and administrative expenses	1,932	1,623	5,731	4,842
Casualty-related recoveries (1)	(36)	(380)	(702)	(351)
Property general and administrative expenses (2)	144	427	930	904
Depreciation and amortization	11,228	11,215	33,638	35,866
Interest expense	7,119	8,257	20,739	22,479
Loss on extinguishment of debt and modification costs	2,947	914	3,576	5,717
Gain on sales of real estate	—	(58,490)	(13,742)	(78,386)

NOI	$19,959	$19,512	$58,924	$57,317

Less Non-Same Store
Revenues (3)	(1,783)	(3,959)	(14,864)	(20,753)
Operating expenses (3)	837	2,000	6,711	10,017

Same Store NOI (3)	$19,013	$17,553	$50,771	$46,581

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related recoveries.
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts for the three months ended September 30, 2018 and 2017 are derived from the operations of our Q3 Same Store and Non-Same Store properties; amounts for the nine months ended September 30, 2018 and 2017 are derived from the operations of our YTD Same Store and Non-Same Store properties.

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q3 2018	Q3 2017
Total mortgage debt	$845,945	$733,300
Credit facility	50,000	30,000
Bridge facility	30,000	54,597
Adjustments to arrive at net debt:
Cash and cash equivalents	(19,324)	(92,695)
Restricted cash held for value-add upgrades	(2,502)	(6,291)

Net Debt	$904,119	$718,911

Enterprise Value (1)	$1,594,119	$1,219,911
Leverage Ratio	57%	59%

(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

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Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

	For the Year Ended December 31,		2018 Quarters Ended
	2018 (1)	2017	March 31	June 30	September 30	December 31 (1)
Net income (loss)	$(1,030)	$56,359	$10,094	$(1,666)	$(5,260)	$(4,198)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	7,473	7,419	1,838	1,863	1,885	1,887
Corporate general and administrative expenses	7,612	6,275	1,813	1,986	1,932	1,881
Casualty-related expenses/(recoveries) (2)	(702)	(287)	24	(690)	(36)	—
Property general and administrative expenses (3)	1,140	1,130	380	406	144	210
Depreciation and amortization	47,455	48,752	11,372	11,038	11,228	13,817
Interest expense	29,161	29,576	6,797	6,823	7,119	8,422
Loss on extinguishment of debt and modification costs	3,576	5,719	551	78	2,947	—
Gain on sales of real estate	(13,742)	(78,365)	(13,742)	—	—	—

NOI	$80,943	$76,578	$19,127	$19,838	$19,959	$22,019

Less Non-Same Store
Revenues (4)	(23,404)	(25,764)
Operating expenses (4)	10,611	12,433

Same Store NOI (4)	$68,150	$63,247

(1)

Mid-point estimates shown for full year and fourth quarter 2018 guidance. Assumptions made for full year and fourth quarter 2018 NOI guidance include the Same Store operating growth projections included in the “2018 Full Year Guidance Summary” section of this release, the effect of the Timberglen sale and the acquisitions of Cedar Pointe, Crestmont Reserve and Brandywine I & II, and no further acquisition or disposition activity for the remainder of the year.

(2)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(3)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)

Amounts are derived from the results of operations of our pro forma Full Year 2018 Same Store properties and Non-Same Store properties. There are 29 properties in our pro forma Full Year 2018 Same Store pool.

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The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2018 (in thousands, except per share data):

For the Year Ended December 31, 2018
Mid-Point
Net loss	$(1,030)
Depreciation and amortization	47,455
Gain on sale of real estate	(13,742)
Adjustment for noncontrolling interests	(98)

FFO attributable to common stockholders	32,585

FFO per share - diluted (1)	$1.53

Loss on extinguishment of debt and modification costs	3,576
Casualty-related recoveries	(702)
Amortization of deferred financing costs - acquisition term notes	244
Adjustment for noncontrolling interests	(9)

Core FFO attributable to common stockholders	35,694

Core FFO per share - diluted (1)	$1.67

Amortization of deferred financing costs - long term debt	1,536
Equity-based compensation expense	4,198
Adjustment for noncontrolling interests	(17)

AFFO attributable to common stockholders	41,411

AFFO per share - diluted (1)	$1.94

Weighted average common shares outstanding - diluted	21,310

(1)	For purposes of calculating per share data, NXRT assumes a weighted average diluted share count of approximately 21.3 million for the full year 2018.

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